UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
December 16, 2024
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, George D. Bell notified John Wiley & Sons, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) effective December 31, 2024. The Company is grateful to Mr. Bell for his contributions and service to the Board over the years. Mr. Bell’s decision to leave the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Unrelated to Mr. Bell's resignation, on December 17, 2024, Beth A. Birnbaum notified the Company that she will resign from the Board effective December 31, 2024. The Company is grateful to Ms. Birnbaum for her many contributions to the Board. Ms. Birnbaum’s decision to leave the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As a result of the resignations of Mr. Bell and Ms. Birnbaum, the Board’s size remains at eleven (11) with two (2) vacancies unless and until modified by a resolution of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

By	/s/ Christopher F. Caridi
Christopher F. Caridi
Senior Vice President, Global Corporate Controller and Chief Accounting Officer and Interim Chief Financial Officer

Dated: December 19, 2024